EXHIBIT 99
                        FORM 4 JOINT FILERS' INFORMATION


  Name:  Andreeff Equity Advisors, L.L.C.
  Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL   32459
  Designated Filer:  Dane Andreeff
  Issuer & Ticker Symbol:  Benihana (BNHNA)
  Date of Event Requiring Statement:  September 25, 2008


  Signature:   /s/ Dane Andreeff
             -----------------------------
        By:  Dane Andreeff, Managing Member